                             DISTRIBUTION AGREEMENT
                                       OF
                           THE SEVEN SEAS SERIES FUND



This Distribution Agreement is made as of the 12th day of April, 1988 and amended as of January 8, 1992, by and between The Seven Seas Series Fund, a Massachusetts Business trust ("Investment Company"), and Russell Fund Distributors, Inc., a Washington corporation ("Distributor").

WHEREAS, the Investment Company is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and intends to offer for public sale distinct series of shares of common stock, each corresponding to a distinct portfolio ("Fund"); and

WHEREAS, the Investment Company wishes to retain Distributor as the Investment Company's distributor in connection with the offering and sale of the shares of a Fund as now exists and as hereafter may be established ("Shares") and to furnish certain other services to the Investment Company as specified in this Agreement; and

WHEREAS, Distributor is willing to furnish such services on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. The Investment Company hereby appoints Distributor to perform those services described in this Agreement for each Fund of the Investment Company in existence as of the date hereof ("Initial Fund"). In the event that the Investment Company establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Distributor to serve as distributor and principal underwriter hereunder, it shall so notify the Distributor in writing, indicating the fee, if any, to be payable with respect to the additional series of shares. If the Distributor is willing to render such services, it shall so become a Fund hereunder. In such event a writing signed by both the Investment Company and the Distributor shall be annexed hereto as a part hereof indicating that such additional series of shares has become a Fund hereunder.

2. The Investment Company authorizes Distributor as principal agent for the Investment Company, subject to applicable federal and state law and the Master Trust Agreement, By-Laws and current Prospectus and Statement of Additional information of the Investment Company: (a) to promote and offer each Fund and the Investment

Company; (b) to solicit orders for the purchase of the Shares of each Fund subject to such terms and conditions as the Investment Company may specify; (c) to accept orders for the purchase of the Shares of each Fund on behalf of the Investment Company; and (d) to incur the following expenses: (i) the incremental printing costs incurred in producing for and distributing to persons other than current shareholders of the Investment Company the reports, prospectuses, notices, and similar materials that are prepared by the Investment Company for current shareholders; (ii) advertising; (iii) the costs of preparing, printing, and distributing any literature used in connection with the offering of the Investment Company's Shares and not covered by Subparagraph (i);
(iv) expenses incurred in connection with the promotion and sale of the Investment Company's Shares, including, without limitation, Distributor's expenses for rent, office supplies, equipment, travel, communication, compensation, and benefits for sales personnel (except as incurred out of Distributor's principal office in Tacoma, Washington); and (v) payments made to other broker-dealers with whom the Distributor has entered into sales agreements to distribute Shares of the Investment Company. Distributor will be reimbursed by the Investment Company for incurring these expenses as set forth in any Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act of the Investment Company as may, from time to time, be in effect. Distributor shall offer the Shares of each Fund on an agency or "best efforts" basis under which the Investment Company shall only issue such Shares as are actually sold.

In connection with such sales and offers of sale, the Investment Company shall not be responsible in any way for any other information, statements, or representations given or made by Distributor or its representatives or agents, except such information or representations as are contained in the Prospectus or in information furnished in writing to Distributor by the Investment Company.

3. The public offering price of the Shares shall be the net asset value per shares (as determined by the Investment Company) of the outstanding Shares of the Investment Company plus a sales charge (if any) as set forth in the Investment Company's current Prospectus. The Investment Company shall make available to Distributor a statement of each computation of net asset value and of the details entering into such computation.

4. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Investment Company with the Securities and Exchange Commission and effective under the Securities Act of 1933, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the form of Prospectus and Statement of Additional Information filed by the Investment Company as part of the Registration Statement.

5. The Investment Company agrees, at its own expense, to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Investment

Company shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Investment Company's communications with persons who are shareholders of each Fund of the Investment Company.

6. The Investment Company agrees to indemnify, defend and hold harmless Distributor, each person who has been, is, or may hereafter be an officer, director, or employee or agent of Distributor, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or directors, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectuses or Statements of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in said documents or necessary to make the statements in said documents not misleading, provided that in no event shall anything contained in the agreement be construed so as to protect Distributor against any liability to the Investment Company or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reasons of its reckless disregard of its obligations and duties under this Agreement.

7. Distributor agrees to indemnify, defend and hold harmless the Investment Company, each person who has been, is, or may hereafter be an officer, director, or employee or agent of Distributor, and any person who controls the Investment Company within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Investment Company, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Investment Company for use in the Registration Statement, Prospectuses or Statements of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectuses or Statements of Additional Information, or necessary to make such information not misleading.

8. The Investment Company reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

9. Distributor at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by Distributor shall be at the net asset value next determined after a repurchase order has been received. On each business day, Distributor shall notify by telex or in writing the Investment Company or the Investment Company's transfer agent of the orders for repurchase of shares received by Distributor since the last such report, the amount to be paid for such Shares, and the identity of shareholders offering Shares for repurchase. Upon such notice, the Investment Company shall pay Distributor such amounts as are required by Distributor for the repurchase of such Shares in cash or in the form of a credit against monies due the Investment Company from Distributor as proceeds from the sale of Shares. Distributor will receive no commission or other remuneration for repurchasing Shares. The Investment Company reserves the right to suspend such repurchases upon written notice to Distributor. Distributor further agrees to act as agent for the Investment Company to receive and transmit promptly to the Investment Company's transfer agent shareholder request for redemption of Shares.

10. Distributor is an independent contractor and shall be agent for the Investment Company only with respect to the sale and repurchase of the Shares.

11. The services of Distributor to the Investment Company under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

12. Distributor shall prepare reports for the Board of Trustees of the Investment Company upon request showing information concerning expenditures related to this Agreement.

13. As used in this Agreement, the term "net asset value" shall have the meaning ascribed to it in the Investment Company's Master Trust Agreement; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

14. This Agreement shall become effective with respect to each Fund on the date which the Fund commences offering its shares to the public, so long as, with respect to each additional Fund, the provisions of Section 1 have been complied with. The Agreement shall continue in effect for each Fund for two years following the effective date of this Agreement with respect to the Fund; and thereafter only so long as its continuance is specifically approved at least annually by a majority of the Trustees of the Investment Company who are not parties to the Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities of the Fund.

15.  This Agreement may be terminated at any time:

     (a) By the Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Investment Company by sixty days' notice addressed to the Distributor at its principal place of business;

     (b) By the Distributor by sixty days' written notice addressed to the Investment Company at its principal place of business; and

     (c) Immediately in the event of its assignment.

16. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Board of Trustees, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of such Fund affected by the amendment.

17. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

18. This Agreement shall be construed in accordance with the laws of the State of Washington and any applicable federal law.

19. The Master Trust Agreement dated October 3, 1987, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Seven Seas Series Fund means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date written above.

Attest:                                 THE SEVEN SEAS SERIES FUND


By:  /s/ George W. Weber                  By:  /s/ Lynn L. Anderson
    --------------------------------          ---------------------------------

Its: Senior Vice President - Operations   Its: President
                                               --------------------------------

Attest:                                   RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Lynn L. Anderson                 By:  /s/ George W. Weber
    ------------------------------            ---------------------------------

Its: President                            Its: Senior Vice President-Operations
     -----------------------------             --------------------------------

                                LETTER AGREEMENT



Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, The Seven Seas Series Fund advises you that it is creating a new series to be named The Seven Seas Series US Government Money Market Fund (the "Fund") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as distributor with respect to the Fund pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by distributor to the Fund in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the Fund shall be until April 12, 1992.

Please acknowledge your acceptance of acting as distributor to the fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ George W. Weber, Sr. Vice President - Operations
    ----------------------------------------------------


ACKNOWLEDGED AND ACCEPTED

RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Philip J. Fina
    --------------------------------

                                LETTER AGREEMENT



Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that it is creating six new series to be named The Seven Seas Series Short Term Government Bond Fund, The Seven Seas Series S&P 500 Index Fund, The Seven Seas Series S&P Midcap Index Fund, The Seven Seas Series Matrix Synthesis Fund, The Seven Seas Series International European Index Fund, and The Seven Seas Series International Pacific Index Fund (the "New Funds") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to the New Funds pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the New Funds in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the New Funds shall be until April 12, 1993.

Please acknowledge your acceptance of acting as Distributor to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ George W. Weber, Sr. Vice President - Operations
    -----------------------------------------------------

ACKNOWLEDGED AND ACCEPTED

RUSSELL FUND DISTRIBUTORS, INC.



By:  Lynn L. Anderson
    ----------------

                                LETTER AGREEMENT

July 8, 1992


Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Bond Market Fund and The Seven Seas Series Yield Plus Fund (the "New Funds") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to the New Funds pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the New Funds in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Distributor to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND



By:  /s/ George W. Weber, Sr. Vice President - Operations
    -----------------------------------------------------

ACKNOWLEDGED AND ACCEPTED

RUSSELL FUND DISTRIBUTORS, INC.


By:  Lynn L. Anderson
    ----------------

                                LETTER AGREEMENT

               The Seven Seas Series US Treasury Money Market Fund The Seven Seas Series US Treasury Obligations Fund

                             Distribution Agreement

January 6, 1993

Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series US Treasury Money Market Fund and The Seven Seas Series US Treasury Obligations Fund (the "New Funds") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to the New Funds pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the New Funds in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the New Funds shall be until April 12, 1993.

Please acknowledge your acceptance of acting as Distributor to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ George W. Weber, Sr. Vice President - Operations
    -----------------------------------------------------

ACKNOWLEDGED AND ACCEPTED

RUSSELL FUND DISTRIBUTORS, INC.


By:  Lynn L. Anderson
    ----------------

                                LETTER AGREEMENT

                  The Seven Seas Series Growth and Income Fund
                     The Seven Seas Series Intermediate Fund

                             Distribution Agreement

April 7, 1993

Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Growth and Income Fund and The Seven Seas Series Intermediate Fund (the "New Funds") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to the New Funds pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the New Funds in return for its services will be as set forth in the Distribution Agreement.


Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Distributor to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ Lynn L. Anderson, President
    -------------------------------

ACKNOWLEDGED AND ACCEPTED

RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Thomas A. Early, Associate General Counsel and Secretary
    ------------------------------------------------------------

                                LETTER AGREEMENT

               The Seven Seas Series Prime Money Market Portfolios
                   The Seven Seas Series Emerging Markets Fund

                             Distribution Agreement

January 19, 1994

Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Prime Money Market Portfolio and The Seven Seas Series Emerging Markets Fund (the "Portfolios") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to the Portfolios pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the Portfolios in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the New Funds shall be until April 6, 1994.

Please acknowledge your acceptance of acting as Distributor to the Portfolios by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ Lynn L. Anderson, President
    -------------------------------

ACKNOWLEDGED AND ACCEPTED

RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Thomas A. Early, Associate General Counsel and Secretary
    ------------------------------------------------------------

                                LETTER AGREEMENT

                The Seven Seas Series Tax Free Money Market Fund

                             Distribution Agreement

July 13, 1994

Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Ladies & Gentlemen:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that it is creating a new series to be named The Seven Seas Series Tax Free Money Market Fund ("Tax Free Fund") and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to Class A shares of the Tax Free Fund pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the Tax Free Fund in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the Tax Free Fund shall be until April 12, 1995.

Please acknowledge your acceptance of acting as Distributor to the Tax Free Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,                              ACKNOWLEDGED AND ACCEPTED

THE SEVEN SEAS SERIES FUND              RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Lynn L. Anderson,              By:  /s/ J. David Griswold,
      President                               Assistant Secretary
    ---------------------------             --------------------------------

                                LETTER AGREEMENT

                     The Seven Seas Series Real Estate Fund
                      The Seven Seas Series Small Cap Fund
                 The Seven Seas Series Active International Fund

                             Distribution Agreement

October 25, 1994

Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Ladies & Gentlemen:

Pursuant to Paragraph 1 of the Distribution Agreement between The Seven Seas Series Fund and Russell Fund Distributors, Inc., dated April 12, 1988, as amended, The Seven Seas Series Fund advises you that (1) it is creating a new series to be named The Seven Seas Series Real Estate Fund,(2) it has changed the investment objective and policies of The Seen Seas Series Midcap Index Fund and renamed it The Seven Seas Series Small Cap Fund, and (3) it has changed the investment objective and policies of The Seven Seas Series International European Index Fund and renamed it The Seven Seas Series Active International Fund (collectively, the "Funds"), and that The Seven Seas Series Fund desires Russell Fund Distributors, Inc. to serve as Distributor with respect to the Funds pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the Funds in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the Funds shall be until April 12, 1995.

Please acknowledge your acceptance of acting as Distributor to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,                              ACKNOWLEDGED AND ACCEPTED

THE SEVEN SEAS SERIES FUND              RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Lynn L. Anderson,              By:  /s/ J. David Griswold,
      President                               Assistant Secretary
    ---------------------------             --------------------------------